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                                   EXHIBIT A
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                  AGREEMENT CONCERNING FILING OF SCHEDULE 13D

     American Gas & Oil Investors, Limited Partnership ("Fund I"), AmGO II, Limited Partnership ("Fund II"), AmGO III, Limited Partnership ("Fund III"), First Reserve Secured Energy Assets Fund, Limited Partnership ("Fund IV"), First Reserve Fund V, Limited Partnership ("Fund V"), First Reserve Fund V-2, Limited Partnership ("Fund V-2"), First Reserve Fund VI, Limited Partnership ("Fund VI") and First Reserve Corporation ("First Reserve"), pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, hereby agree to the joint filing with the other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on
Schedule 13D with respect to Common Stock, par value $.10 per share of Weatherford International Incorporated and that this agreement be included as an exhibit to such joint filing.

     Fund I, Fund II, Fund II, Fund IV, Fund V and Fund V-2, Fund VI and First Reserve separately acknowledge that they are each responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning them contained therein. No party to this Agreement is responsible for the completeness or accuracy of the information concerning the other parties, unless such party knows or has reason to believe that such information is inaccurate.

     This agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     Dated this 5th day of October, 1995.

                                               AMERICAN GAS & OIL INVESTORS,
                                               LIMITED PARTNERSHIP

                                               By: First Reserve Corporation, as
                                                   Managing General Partner

                                          By: /s/ Elizabeth C. Foley
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                                            Name: Elizabeth C. Foley
                                            Title: Treasurer